UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 11, 2005

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 11, 2005, MatrixOne, Inc. (the “Company”) received notice that the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for continued listing on The Nasdaq National Market, subject to certain conditions. The Company requested continued listing at an oral hearing before the Panel on July 14, 2005. The Panel’s determination is subject to the condition that the Company file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended April 2, 2005 and all required restatements, as well as its Annual Report on Form 10-K for the fiscal year ended July 2, 2005, on or before September 30, 2005. The Company previously announced on August 3, 2005 its expectation to complete and file these reports by September 15, 2005 and continues to work diligently toward this date. The Panel also has conditioned the continued listing on the Company’s ability to demonstrate compliance with all requirements of continued listing on The Nasdaq National Market. The fifth character “E” will remain appended to the Company’s symbol pending a final determination that the Company is fully compliant with Nasdaq’s filing requirements. As previously announced, upon the filing of the periodic reports referenced above, the Company expects to be in compliance with Nasdaq’s requirements for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: August 15, 2005	By:	/s/ Gary D. Hall
Gary D. Hall
Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)